Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In the connection with the Quarterly Report of Local Telecom Systems, Inc., (“LTSI”) on form 10-QSB for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William R. Miertschin, Chairman of the Board of Directors and Patrick A. McGeeney, Chief Executive Officer of LTSI, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Local Telecom Systems, Inc.
Date: February 28, 2006

/ s / William R. Miertschin
William R. Miertschin, Chairman of the Board of Directors

/ s / Patrick A. McGeeney
Patrick A. McGeeney, Chief Executive Officer